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                                                                   Exhibit 10.08


                           AMENDMENT NO. 1 TO LEASE

     THIS AMENDMENT NO. 1 TO LEASE, is made and entered into as of the 9th day of June, 1999 between Landlord and Tenant named below.

LANDLORD:      LONG WHARF DRIVE, LLC
               310 Orange Street
               New Haven, CT 06511

TENANT:        dsl.net, incorporated
               545 Long Wharf Drive
               New Haven, CT 06511

BUILDING-      545 Long Wharf Drive
               New Haven, CT 06511

     WHEREAS, Landlord and Tenant executed a lease dated as of February 5, 1999 (the "Lease'), by which Tenant leaned 12,078 rentable square feet on the fifth
(5th) floor of the Building (the "Premises'); and

     WHEREAS, Tenant also leases and occupies certain "Temporary Space," as that term is defined in the Lease; and

     WHEREAS, Tenant wishes to lease an additional 19,422 rentable square feet of space located on the fifth (5th) floor in the Building (the "Additional Space"), thereby increasing the size of the Premises to 31,500 rentable square feet; and

     WHEREAS, Tenant wishes to continue its occupancy of the Temporary Space until the "Additional Space Commencement Date," as that term is defined below; and

     WHEREAS, Landlord and Tenant wish to execute an amendment of the Lease stating, among other things, the new area of the Premises , the annual Base Rent, the monthly rent installment, and Tenant's Proportionate Share,

     NOW, THEREFORE, the parties to this Amendment No. 1 to Lease, in consideration of the covenants hereinafter contained and the sum of6ne Dollar ($1.00) to each party paid by the other, the receipt of which is hereby acknowledged, I do covenant and agree as follows:

     1. Unless otherwise stated herein, this Amendment is effective on the day and year written above.

     2.
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                                      -2-

          (a) Tenant shall acquire and lease from Landlord the Additional Space, said Additional Space being shown and designated on the plan attached hereto as- 'bit , on the later to occur of (i) June 15, 1999, and (ii) the date the Additional Space is "Substantially Completed, " the later to occur of said dates being referred to as the "Additional Space Commencement Date." The Additional Space shall be deemed "Substantially Completed" when Landlord has completed certain improvements (the "Improvements") as shown on the plans which, when approved by Landlord, shall be narratively described by title block in Exhibit B attached hereto and made a part hereof (the "Additional Space
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Construction Plans"), as shall be determined by Landlord's project architect or construction manager, despite the fact that minor or insubstantial details of construction, decoration or mechanical adjustment 'remain to be performed, provided said minor terms can be fully performed within sixty (6 use of the Additional Space. The Improvement cost and expense as more particularly describe of the Additional Space shall be for a term as shall be co-terminous with the expiration date of the Lease.

          (b) Landlord will use commercially reasonable efforts to Substantially Complete the Improvements by June 15, 1999, provided Tenant has submitted the Additional Space Construction Plans on a timely basis as required by Landlord and Tenant does not otherwise interfere with Landlord's construction of the Improvements. Landlord shall have no liability for Landlord's failure to Substantially Complete the Improvements by June 15, 1999.

          (c) Tenant's costs ("Tenant's Additional Space Costs") for the improvements shall be the contract price paid by Landlord title construction of the improvements and all or materials associated therewith, as the same may have been revised by any change orders, plus the following: (i) permit fees;
(ii) space planning and 'other design costs; (iii) fees of a third party construction manager, (iv) fees of architects and engineers in connection with the design of the Improvements; (y) general contractor profit and overhead; (vi) administrative fees of Landlord in connection with overseeing the design and construction of the Improvements; (vii) the cost of installing submeter(s) in the Additional Space for measuring Tenant's electrical consumption; and (viii) all other costs and expenses in connection with the design and construction of the Improvements.

          (d) Landlord shall provide Tenant an allowance of up to Twelve and 00/100 Dollars ($12.00) per rentable square foot of the, Additional Space (the "Additional Space Improvement Allowance"), to be applied against Tenant's Additional Space Costs. Within sixty (60) days of Substantial Completion of the Additional Space, Landlord shall furnish to Tenant a final accounting of Tenant's Additional Spare Costs, that Tenant's Additional Space. To the extent that Tenant's Additional Costs exceed Ten and 00/100 Dollars ($10.00) per rentable square foot of the Additional Space but are less than or equal to Twelve and 00/100 Dollars per rentable square foot of the Additional Space (the "Additional Space Excess Tenant's Costs"), annual Base Rent shall be increased as follows: the Additional Space Excess Tenant's Costs shall be fully amortized on a straight-line basis over the remaining initial Term, using an annual interest factor of ten percent (10%), so as to arrive at a monthly amortization amount (the "Additional Space Monthly Amortized Allowance Amount"). The preceding sentence notwithstanding, Tenant shall also remain fully liable and obligated to pay for all Tenant's Additional Space- Costs in excess of Twelve and 00/100 Dollars ($12.00) per rentable square
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foot of the Additional Space as provided in subparagraph 2(e) below. The
Additional Space Monthly Amortized Allowance Amount shall be added to the monthly installment of Base Rent and shall be treated as Base Rent for all purposes of the Lease. Upon defection of the Additional Space Monthly Amortized Allowance Amount, the parties shall enter into an amendment to this Lease to establish the increased Base Rent. Any Additional Space Excess Tenant's Costs arising hereunder and the corresponding increase to Base Rent shall be in addition to, and not in lieu of, any increase in Base Rent arising as a result of any "Excess Tenant's Costs" as set forth in subparagraph 5(C)(d) of the Lease.

          (e) If Tenant's. Additional Space Costs exceed the Additional Space improvement Allowance, then Tenant shall pay Landlord such excess within ten
(10) days after receipt of such final accounting, as Additional Rent.

          (f) If Tenant's Additional Space Costs are less than the Additional Space Improvement Allowance and "Tenant's Costs," as that term is defined in subparagraph 5(C)(a) of the Lease (for the construction of the original Premises as contemplated in paragraph 5 of the Lease) are greater than the "Improvement Allowance, " as that term is defined in subparagraph 5(C)(b) of the Lease, then any unused portion of the Additional Space Improvement Allowance shall be applied by Landlord toward the difference between Tenant's Costs and the Improvement Allowance. For example, if Tenant's Costs equal $14.00 per rentable square foot of the original Premises (with the Improvement Allowance being capped at $12.00 per rentable square foot of the rentable Square foot of the original Premises) and Tenant's Additional Space Costs equal $10.00 per. rentable square foot of the Additional Space (with the Additional Space Improvement Allowance being capped at $12.00 per rentable square foot of the Additional Space), then Landlord shall apply the balance of the Additional Space Improvement Allowance (said balance being $2.00 per rentable square foot of the Additional Space) toward Tenant's Costs. Tenant shall remain solely liable for any deficiency remaining for T6iiant's Costs. If any surplus exists from the Improvement Allowance and/or the Additional Space Improvement Allowance after each has been applied toward Tenant's Costs and Tenant's Additional Space Costs, as the case may be, the same shall be retained by Landlord. If the cross-funding contemplated by this subparagraph 2(f) is utilized, then the corresponding increase to Base Rent set forth in subparagraph 5(C)(d) of the Lease and in subparagraph 2(d) shall be calculated pursuant to subparagraph 2(g) below.

          (g) Pursuant to subparagraph 2(f) above, if the quotient obtained by dividing the sum of Tenant's Costs and Tenant's Additional Space Costs by the size of the entire Premises (i.e. the entire Premises consisting of 31,500 rentable square feet) is less dm Ten and 00/100 Dollars ($10-00) per rentable square foot of the entire Premises, then the increase(s) to Base Rent set forth in subparagraph 5(C)(d) of the Lease and subparagraph 2(d) of this Amendment shall be inapplicable. For example, although the Improvement Allowance actually disbursed toward Tenant's Costs may be in excess of $10-00 per rentable square foot of the original Premises (which would otherwise trigger the increase to Base Rent), if Tenant's Additional Space Costs, and therefore the Additional Space Improvement Allowance, is a number which, when calculated on a per rentable square foot of the Additional Space basis, is such that the total amount of the sum of Tenant's Costs and Tenant's Additional Space Costs result in an average cost of $10.00
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per rentable square foot of the entire Premises or less, then there shall be no such increase to Base Rent. Similarly, if, following any cross-funding contemplated by the provisions of subparagraph 2(f) above, the average of Tenant's Costs and Tenant's Additional Space Costs are in excess of $10.00 per rentable square foot of the entire Premises, then Base Rent shall increase per the provisions of subparagraph 5(C)(d) of the Lease and 2(d) herein.

          (h) Tenant acknowledges and agrees. that the improvement Allowance contemplated in paragraph 5(C)(b) of the Lease shall apply only to the rentable square footage of the original Premises, which consist of 12,078 rentable square feet. The purpose of this subparagraph 2(h) is to prevent the duplication of the payment of any improvement allowance for the same area of space.

          (i) Tenant agrees that it shall continue making all payments of Base. Rent and Additional Rent on the original Premises as provided in the Lease until the increased rental provisions contained in Section 4 below become effective.

     3.   Effective on the Additional Space Commencement Date:

          (a) Subparagraph I(A) of the f-case is hereby modified by deleting the term "12,078 rentable square feet' in the second line of said subparagraph, and inserting the term "31'500 rentable square feet" in lieu thereof.

          (b) Tenant shall be required to pay Tenant's share of all Electricity Charges serving the Building. For purposes of this subparagraph 3(b), Tenant agrees that its share shall be 11.80% with respect to its obligation for the payment of said Electricity Charges. The intent of the preceding sentence is to provide that although "Tenant's Proportionate Share" shall not be increased for a period of ninety (90) days after the Additional Space Commencement Date as provided in Section 4 below, with respect to Tenant's payments of "Tenant's Proportionate Share of Operating and Tax Expenses," as that term is defined in the Lease, Tenant's Proportionate Share shall nevertheless be increased immediately on the Additional Space Commencement Date with respect to all Electricity Charges for the Building, regardless of whether the same are ordinarily included in Operating Expenses.

          (c) The number of parking spaces allocated to Tenant shall be proportionately increased in accordance with the parking ratio requirements set forth in Paragraph l(B).

     4. Effective as of that date which is ninety (90) days following the Additional space Commencement Date:

          (a) The paragraph entitled "Base Rent" in Paragraph 3 of the Lease is hereby deleted in its entirety and replaced with the following:

               "Base Rent: The Base Rent payable during the initial Term shall be Four Hundred Forty-One Thousand and 00/100 Dollars ($441,000.00) per annum (based on a per rentable square foot per annum rate of $14.00), which shall be payable in advance, in
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     equal monthly installments of Thirty-Six Thousand Seven Hundred Fifty and
     00/100 Dollars ($36,750.00).'

          (b) The paragraph entitled "Tenant's Proportionate Share" in Paragraph 3 is hereby modified by deleting the term "4.52%" and inserting the term "11.80%," in lieu thereof.

     5. Commencing as of March 1, 1999, the 'Temporary Space, " as defined in Paragraph 2(A) of the Lease, is hereby modified to include an additional 1,500 rentable square feet, such that the Temporary Space shall consist of a total of 4,000 rentable square feet, as shown on A,-3 annexed hereto and made a part hereof. Further, as of March 1, 1999, the second paragraph of Paragraph 2(E) of the Lease is hereby deleted in its entirety and replaced with the following:

          "Commencing March 1, 1999 and continuing on the first day of each calendar month through and including the Additional Space Commencement Date (the "Temporary Space Term'), in addition to and not in lieu of Tenant's other obligations under this Lease, Tenant shall pay to Landlord, in the manner provided in Section 3 below, for its use and occupancy of the Temporary Space, Base Rent in the amount of Four Thousand Six Hundred Sixty-Six and 67/100 Dollars ($4,666.67). Tenant shall also be responsible during the Temporary Space Term for payment of its Proportionate Share of Operating and Tax Expenses as defined below, except that Tenant's proportionate share of such costs for Tenant's use and occupancy of the Temporary Space, shall be 1.50%. If Tenant fails to vacate the Temporary Space by the Additional Space Commencement Date, the same shall constitute an event of default under this Lease and, in addition to the other rights afforded Landlord hereunder, the provisions of Section 26 hereof shall apply to such holdover."

     6. Effective as of the date of this Amendment, Paragraph 4 of the Lease entitled "Letter of Credit" is hereby modified by deleting the fifth (5th) sentence in its entirety, which sentence defines the term ''Required Amount," and inserting the following sentence in lieu thereof:

         "As used herein, the term "Required Amount' shall mean (a) $517,418.37, for the period from the Commencement Date to and including the day immediately preceding the first (lst) anniversary of the Commencement Date,
     (b) $413,934.70, for the period from the first anniversary of the Commencement Date to and including the day immediately preceding the second
     (2nd) anniversary of the Commencement Date, (c) $310,451.03, for the period from the second anniversary of the Commencement Date to and including the day immediately preceding the third (3rd) Anniversary of the Commencement Date, (d) $206,967.36, for the period from the third anniversary of the Commencement ]Date to and including the day immediately preceding the fourth (4th) Anniversary of the Commencement Date, and (r.) $103,483.60, for the period from the fourth (4th) anniversary of the Commencement Date to and including the day immediately preceding the fifth (5th) anniversary of the Commencement Date.
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     7.   Effective as of February 5, 1999, Paragraph 5(C)(d) of the Lease is
hereby modified by deleting the word "If" from the first line of said section and inserting in lieu thereof the phrase "To the extent that". Further, the following is hereby added after the first sentence of said section: "The preceding sentence notwithstanding, Tenant shall also remain fully liable and obligated to pay for all Tenant's Costs in excess of Twelve and 00/100 Dollars ($12-00) per rentable square foot of the Premises as provided in subparagraph 5(C)(c) above."

     8. Subitem "(i)" of Paragraph 33 of the Lease is hereby deleted in its entirety.

     9. Each party represents to the other that (i) it has not dealt with any broker, agent or other intermediary who is or may be entitled to be paid a broker commission or finder's -fee in connection with this Amendment No. 1 to Lease, except for Insignia/ESG ("Landlord's Broker") and Sentry Commercial Real Estate Service, Inc. ("Tenant's Broker"); and (ii) there are no claim for brokerage commissions or finder's fees in connection with this Amendment, except as to Landlord's Broker and Tenant's Broker. Landlord acknowledges that any commission or finder's fee due to the Broker(s) in connection with this Lease shall be the sole obligation of Landlord. Each party agrees to indemnify the other and hold it harmless from all liabilities arising from breach of the representations stated above. The representations and obligations contained in this Section 9 shall survive the termination of this Amendment.

     10. Except as set forth above, the Additional Space shall be added to the Premises for the remainder of the Term on the Additional Space Commencement Date and shall be subject to all of the terms and conditions of the Lease.

     11. Tenant hereby represents and warrants to Landlord that "dsl.net, incorporated," "DSL.net, Inc." and "DSL.NET, INC." are one and the same entity.

     12.  As of March 1, 1999, Exhibit A-3 attached hereto and made a part
                               -----------
hereof is hereby substituted for and shall replace, for all purposes, Exhibit A-
                                                                      ---------
3 originally attached to and made a part of the Lease.
-

     13. Except as modified by this Amendment No- I to Lease, the terms and provisions of the Lease are hereby confirmed and ratified, and that instrument shall remain in fall force and effect as modified herein.

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     IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment No. 1 to
Lease as of the day and year first above written.



Signed, Sealed, and Delivered
in the Presence of:                     LANDLORD

                                        LONG WHARF DRIVE, LLC


____________________________________    By:_____________________________________

____________________________________       Its


                                        TENANT

                                        dsl.net, incorporated


____________________________________    By:_____________________________________

____________________________________       Its Authorized Signatory